PRICING SUPPLEMENT NO. 97                                         Rule 424(b)(3)
DATED: July 8, 1997                                           File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                $5,434,620,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes        Book Entry Notes
$50,000,000                     [x]                        [x]

Original Issue Date:            Fixed Rate Notes           Certificated Notes
July 9, 1997                    [_]                        [_]


Maturity Date:
July 9, 1998

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Quarterly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Quarterly


[_]     CMT Rate


Initial Interest Rate: 5.70000%


 Index Maturity:  Three Months

 Spread (plus or minus): -0.05%
------------------------------------------

*     10/9/97, 1/9/98 and 4/9/98.

**    10/9/97, 1/9/98 and 4/9/98 and 7/9/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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